PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 55 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                          Dated June 23, 2003
                                                                  Rule 424(b)(3)


                                   $50,000,000

                                 MORGAN STANLEY

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes

                             -----------------------

                            PLUS due August 30, 2004
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                  Based on the Value of the Nasdaq-100(R) Index
                    Performance Leveraged Upside Securities(SM)
                                   ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the value of the Nasdaq-100(R) Index. If the final value of the Nasdaq-100 Index is greater than the initial value of the Nasdaq-100 Index, you will receive a payment based on 300% of the percent increase in the value of the Nasdaq-100 Index, subject to a maximum total payment at maturity equal to $11.80, or 118% of the issue price. If the final value of the Nasdaq-100 Index is less than the initial value of the Nasdaq-100 Index, you will receive for each $10 principal amount of PLUS that you hold a payment that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the Nasdaq-100 Index.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o At maturity, if the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to $10 multiplied by 300% of the percent increase in the value of the Nasdaq-100 Index, subject to a maximum total payment at maturity equal to $11.80, or 118% of the issue price. If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o The percent increase in the value of the Nasdaq-100 Index will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.

     o The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o The initial index value is 1200.17, the closing value of the Nasdaq-100 Index on June 23, 2003, the day we offered the PLUS for initial sale to the public.

     o The final index value will be the closing value of the Nasdaq-100 Index on August 26, 2004.

o Investing in the PLUS is not equivalent to investing in the Nasdaq-100 Index or its component stocks.

o The PLUS have been approved for listing on The Nasdaq Stock Market, Inc., subject to official notice of issuance. The NASDAQ listing symbol for the PLUS is "PNDX."

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                             -----------------------

                               PRICE $10 PER PLUS

                             -----------------------

                               Price to             Agent's         Proceeds to
                                Public            Commissions         Company
                              ------------        -----------      ------------
Per PLUS................          $10                  $.15            $9.85
Total...................      $50,000,000            $750,000       $49,250,000

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and other offering material related to the PLUS, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the PLUS at maturity is based on the value of the Nasdaq-100 Index.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks. "Nasdaq(R)," "Nasdaq-100(R)" and "Nasdaq-100 Index(R)" are trademarks of The Nasdaq Stock Market, Inc. and have been licensed for use by Morgan Stanley.

Each PLUS costs $10            We, Morgan Stanley, are offering Performance
                               Leveraged Upside SecuritiesSM due August 30,
                               2004, Mandatorily Exchangeable for an Amount
                               Payable in U.S. Dollars Based on the Value of the Nasdaq-100(R) Index, which we refer to as the PLUS(SM). The principal amount and issue price of each PLUS is $10.


No guaranteed return           Unlike ordinary debt securities, the PLUS do not
of principal; no interest      pay interest and do not guarantee any return of
                               principal at maturity. If the closing value of the Nasdaq-100 Index on August 26, 2004, which we refer to as the final index value, is less than 1200.17, the closing value of the Nasdaq-100
                               Index on June 23, 2003, the day we offered the PLUS for initial sale to the public, which we refer to as the initial index value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the Nasdaq-100 Index.

Payment at maturity            At maturity, you will receive for each $10
based on the Nasdaq-100        principal amount of PLUS that you hold an amount
Index                          in cash based upon the value of the Nasdaq-100
                               Index, determined as follows:

                               o If the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                      $10    +    leveraged upside payment,

                                    subject to a maximum total payment at
                                    maturity equal to 11.80, or 118% of the
                                    issue price,

                                    where,

                                        leveraged upside payment = ($10 x 300% x index percent increase)

                                    and
                                                                  final index value - initial index value
                                        index percent increase =  ------------------------------------
                                                                              initial index value

                               o If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                      $10 x index performance factor

                                    where,

                                                                  final index value
                                      index performance factor  = -----------------
                                                                  initial index value



                                    Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                               On PS-5, we have provided a graph titled
                               "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a variety of hypothetical final index values. The graph does not show every situation that may occur.

                               You can review the historical values of the Nasdaq-100 Index in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the Nasdaq-100 Index is not reflected in the level of the Nasdaq-100 Index and, therefore, has no effect on the calculation of the payment at maturity.

                               If a market disruption event occurs on August 26, 2004, the date the final index value is scheduled to be determined, the final index value will be determined on the next trading day on which no market disruption event occurs and, consequently, the maturity date of the PLUS may be postponed. See the section of this pricing supplement called "Description of PLUS--Maturity Date."

                               Investing in the PLUS is not equivalent to investing in the Nasdaq-100 Index or its component stocks.

Your return on the PLUS is     The return investors realize on the PLUS is
limited by the maximum         limited by the maximum payment at maturity. The
payment at maturity            maximum payment at maturity of each PLUS is
                               $11.80, or 118% of the issue price. Because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the index value exceeds 106% of the initial index value. See
                               "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

MS & Co. will be the           We have appointed our affiliate, Morgan Stanley &
Calculation Agent              Co. Incorporated, which we refer to as MS & Co.,
                               to act as calculation agent for JPMorgan Chase
                               Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the payment that you will receive at maturity.

Where you can find more        The PLUS are senior notes issued as part of our
information on the PLUS        Series C medium-term note program. You can find a
                               general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                               "Description of Notes--Fixed Rate Notes" and
                               "--Exchangeable Notes."

                               For a detailed description of the terms of the PLUS, you should read the section of this pricing supplement called "Description of PLUS." You should also read about some of the risks involved in investing in PLUS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PLUS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                You may contact your local Morgan Stanley branch
                               office or our principal executive offices at 1585
                               Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final index values. The PLUS Zone illustrates the leveraging effect of the payment of the leveraged upside payment taking into account the maximum payment at maturity. The chart is based on the following terms:

     o     Issue Price per PLUS:  $10.00

     o     Initial Index Value: 1200.17

     o     Maximum Payment at Maturity: $11.80 (118% of the Issue Price)

     Where the final index value is greater than the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by the index performance factor.

     Because you will not receive more than the maximum payment at maturity, you will realize the maximum leveraged upside payment at a final index value of 106% of the initial index value, or 1272.18 in the example below. In addition, you will not share in the performance of the index at final index values above 118% of the initial index value, or 1416.20 in the example below.




     [GRAPHIC OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The payment at maturity is linked to the performance of the Nasdaq-100 Index, subject to a maximum payment at maturity. To the extent that the closing value of the Nasdaq-100 Index on August 26, 2004 is less than the closing value of the Nasdaq-100 Index on June 23, 2003, the day we offered the PLUS for initial sale to the public, investors will receive a payment at maturity that is less than the issue price of each PLUS by an amount proportionate to the decrease in the value of the Nasdaq-100 Index. Investing in the PLUS is not equivalent to investing directly in the Nasdaq-100 Index or its component stocks. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or    The terms of the PLUS differ from those of
guarantee return of principal  ordinary debt securities in that we will not pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity.
                               Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the value of the Nasdaq-100 Index. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum total payment at maturity equal to $11.80, or 118% of the issue price. If the final index value is less than the initial index value, you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the Nasdaq-100 Index. See "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

Your appreciation              The appreciation potential of the PLUS is limited
potential is limited           by the maximum payment at maturity of $11.80 per
                               PLUS, or 118% of the issue price. As a result, you will not share in any appreciation of the Nasdaq-100 Index above 118% of the value of the Nasdaq-100 Index on June 23, 2003, the day we offered the PLUS for initial sale to the public.
                               In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the index value exceeds 106% of the initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

Secondary trading              There may be little or no secondary market for
may be limited                 the PLUS. Although the PLUS have been approved
                               for listing on The Nasdaq Stock Market, Inc., it is not possible to predict whether the PLUS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.

Market price of the            Several factors, many of which are beyond our
PLUS may be influenced         control, will influence the value of the PLUS. We
by many unpredictable          expect that generally the value of the Nasdaq-100
factors                        Index on any day will affect the value of the
                               PLUS more than any other single factor. However, because the PLUS may pay a leveraged upside payment and because the PLUS are subject to a maximum payment at maturity, the PLUS will trade differently from the Nasdaq-100 Index. Other factors that may influence the value of the PLUS include:

                                 o the volatility (frequency and magnitude of changes in value) of the Nasdaq-100 Index

                                 o the dividend rate on the stocks underlying the Nasdaq-100 Index

                                 o  geopolitical conditions and
                                    economic, financial, political,
                                    regulatory or judicial events that
                                    affect the stocks underlying the
                                    Nasdaq-100 Index or stock markets
                                    generally and which may affect the
                                    value of the Nasdaq-100 Index

                                 o  interest and yield rates in the market

                                 o  the time remaining until the PLUS mature

                                 o  our creditworthiness

                               Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if the value of the Nasdaq-100 Index is at or below the closing value of the Nasdaq-100 Index on June 23, 2003, the day we offered the PLUS for initial sale to the public.

                               You cannot predict the future performance of the Nasdaq-100 Index based on its historical performance. The value of the Nasdaq-100 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the Nasdaq-100 Index. In addition, there can be no assurance that the value of the Nasdaq-100 Index will increase so that you will receive at maturity more than the principal amount of the PLUS. Nor can there be any assurance that the value of the Nasdaq-100 Index will not increase beyond 118% of the initial index value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the Nasdaq-100 Index at index values above 118% of the initial index value.

Adjustments to the Nasdaq-     The Nasdaq Stock Market, Inc., or Nasdaq(R), is
100 Index could adversely      responsible for calculating and maintaining the
affect the value of the PLUS   Nasdaq-100 Index. Nasdaq can add, delete or
                               substitute the stocks underlying the Nasdaq-100
                               Index or make other methodological changes that could change the value of the Nasdaq-100 Index.
                               Nasdaq may discontinue or suspend calculation or dissemination of the Nasdaq-100 Index. Nasdaq is under no obligation to consider your interests as an investor in the PLUS and will not do so. Any of these actions could adversely affect the value of the PLUS.

                               Nasdaq may discontinue or suspend calculation or publication of the Nasdaq-100 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued Nasdaq-100 Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices of the stocks underlying the Nasdaq-100 Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the Nasdaq-100 Index last in effect prior to discontinuance of the Nasdaq-100 Index.

You have no                    Investing in the PLUS is not equivalent to
shareholder rights             investing in the Nasdaq-100 Index or its
                               component stocks. As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the Nasdaq-100 Index.

Adverse economic interests     Because the calculation agent, MS & Co., is our
of the calculation agent       affiliate, the economic interests of the
and its affiliates may affect  calculation agent and its affiliates may be
determinations                 adverse to your interests as an investor in the
                               PLUS. As calculation agent, MS & Co. will calculate the payment we will pay to you at maturity. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the Nasdaq-100 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market
                               Disruption Event" and "--Discontinuance of the Nasdaq-100 Index; Alteration of Method of
                               Calculation."

Hedging and trading activity   MS & Co. and other affiliates of ours have
by the calculation agent and   carried out, and we expect that they will
its affiliates could           continue to carry out, hedging activities related
potentially  adversely affect  to the PLUS (and possibly to other instruments
the value of the               linked to the Nasdaq-100 Index or its component
Nasdaq-100 Index               stocks), including trading in the stocks
                               underlying the Nasdaq-100 Index as well as in other instruments related to the Nasdaq-100
                               Index. MS & Co. and some of our other
                               subsidiaries also trade the stocks underlying the Nasdaq-100 Index and other financial instruments related to the Nasdaq-100 Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date of this pricing supplement could potentially have increased the level of the Nasdaq-100 Index and, therefore, the level at which the Nasdaq-100
                               Index must close before you receive a payment at maturity that equals or exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the level of the Nasdaq-100 Index on the valuation date and, accordingly, the amount of cash you will receive at maturity.

The characterization of the    You should also consider the tax consequences of
PLUS for federal income tax    investing in the PLUS. There is no direct legal
purposes is uncertain          authority as to the proper tax treatment of the
                               PLUS, and therefore significant aspects of their tax treatment are uncertain. Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called "Description of PLUS--United
                               States Federal Income Taxation--General." If the
                               Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS.

                               DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $10 principal amount of our PLUS due August 30, 2004, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Nasdaq-100(R) Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Aggregate Principal Amount.........................  $50,000,000

Original Issue Date (Settlement Date)..............  June 26, 2003

Maturity Date......................................  August 30, 2004, subject to extension in the event of a Market
                                                     Disruption Event on the Index Valuation Date.

                                                     If due to a Market Disruption Event or otherwise, the Index
                                                     Valuation Date for determining the Final Index Value is
                                                     postponed so that it falls on or after August 28, 2004, the
                                                     Maturity Date will be the second Trading Day following the
                                                     Index Valuation Date. See "--Index Valuation Date" below.

Issue Price........................................  $10 per PLUS

Denominations......................................  $10 and integral multiples thereof

CUSIP..............................................  61748A601

Interest Rate......................................  None

Specified Currency.................................  U.S. dollars

Payment at Maturity................................  At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Final Index Value is greater than the Initial Index Value, the lesser of (a) $10 plus the
                                                     Leveraged Upside Payment and (b) the Maximum Payment at
                                                     Maturity or (ii) if the Final Index Value is less than or equal to the Initial Index Value, $10 times the Index Performance Factor.
                                                     See "--Discontinuance of the Nasdaq-100 Index; Alteration of
                                                     Method of Calculation" below.

                                                     We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date
                                                     (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity
                                                     Date), and (ii) deliver such cash to the Trustee for delivery to DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the
                                                     Maturity Date in accordance with the standard rules and
                                                     procedures of DTC and its direct and indirect participants. See
                                                     "--Book Entry Note or Certificated Note" below, and see "The
                                                     Depositary" in the accompanying prospectus supplement.


                                                        PS-9

Leveraged Upside Payment ..........................  The product of (i) $10 and (ii) 300% and (iii) the Index Percent
                                                     Increase.

Maximum Payment at Maturity........................  $11.80

Index Percent Increase.............................  A fraction, the numerator of which is the Final Index Value minus the Initial Index Value and the denominator of which is the Initial Index Value.

Index Performance Factor...........................  A fraction, the numerator of which is the Final Index Value and the denominator of which is the Initial Index Value.

Final Index Value..................................  The Index Closing Value on the Index Valuation Date.

Index Valuation Date...............................  August 26, 2004; provided that if such date is not a Trading Day or if there is a Market Disruption Event on such date, the
                                                     Index Valuation Date will be the next succeeding Trading Day on which no Market Disruption Event occurs.

Initial Index Value................................  1200.17, which is the Index Closing Value on June 23, 2003.

Index Closing Value................................  The Index Closing Value on any Trading Day will equal the official closing value of the Nasdaq-100 Index or any Successor
                                                     Index (as defined under "--Discontinuance of the Nasdaq-100
                                                     Index; Alteration of Method of Calculation" below) published following the close of the principal trading sessions of the New
                                                     York Stock Exchange (the "NYSE"), the American Stock
                                                     Exchange LLC (the "AMEX") and the Nasdaq National Market
                                                     on that Trading Day.  In certain circumstances, the Index Closing
                                                     Value will be based on the alternate calculation of the Nasdaq-
                                                     100 Index described under "--Discontinuance of the Nasdaq-
                                                     100 Index; Alteration of Method of Calculation."

Trading Day........................................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the AMEX, the Nasdaq
                                                     National Market, the Chicago Mercantile Exchange and the
                                                     Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or Certificated Note...............  Book Entry.  The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC will be the only registered holder of the PLUS.  Your beneficial interest in the PLUS will be
                                                     evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to
                                                     DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures.  For more information regarding DTC and book entry notes, please read
                                                     "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global
                                                     Securities" in the accompanying prospectus.

Senior Note or Subordinated Note...................  Senior

Trustee............................................  JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)

Agent..............................................  MS & Co.

Calculation Agent..................................  MS & Co.

                                                     All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the
                                                     absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                                     All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths
                                                     rounded upwards (e.g., .76545 would be rounded up to .7655);
                                                     and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                                     Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the
                                                     Calculation Agent must make in determining any Index Closing
                                                     Value or whether a Market Disruption Event has occurred. See
                                                     "--Discontinuance of the Nasdaq-100 Index; Alteration of Method
                                                     of Calculation" and "--Market Disruption Event" below. MS & Co.
                                                     is obligated to carry out its duties and functions as
                                                     Calculation Agent in good faith and using its reasonable
                                                     judgment.

Market Disruption Event............................  "Market Disruption Event" means, with respect to the Nasdaq-
                                                     100 Index:

                                                       (i) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the
                                                       Nasdaq-100 Index (or the Successor Index) on the Relevant
                                                       Exchanges for such securities for more than two hours of
                                                       trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or
                                                       a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the Nasdaq-100 Index (or the relevant
                                                       Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant
                                                       Exchange are materially inaccurate; or the suspension, absence or material limitation of trading on any major U.S. securities market for trading in
                                                       futures or options contracts related to the Nasdaq-100 Index
                                                       (or the relevant Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion;
                                                       and

                                                       (ii) a determination by the Calculation Agent in its sole
                                                       discretion that the event described in clause (i) above
                                                       materially interfered with the ability of Morgan Stanley or any of its affiliates to adjust or unwind all or a material portion of the hedge with respect to the PLUS.

                                                     For the purpose of determining whether a Market Disruption
                                                     Event exists at any time, if trading in a security included in the Nasdaq-100 Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Nasdaq-100 Index shall be based on a comparison of (x) the portion of the level of the
                                                     Nasdaq-100 Index attributable to that security relative to (y)
                                                     the overall level of the Nasdaq-100 Index, in each case
                                                     immediately before that suspension or limitation.

                                                     For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to
                                                     permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event,
                                                     (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory
                                                     organization or any government agency of scope similar to NYSE
                                                     Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a
                                                     suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the
                                                     Nasdaq-100 Index by the primary securities market trading in such contracts by reason of (x) a price change exceeding limits set by such exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Nasdaq-100 Index and (5) a
                                                     "suspension, absence or material limitation of trading" on any
                                                     Relevant Exchange or on the primary market on which futures or options contracts related to the Nasdaq-100 Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange..................................  "Relevant Exchange" means the primary U.S. organized exchange or market of trading for any security (or any
                                                     combination thereof) then included in the Nasdaq-100 Index or any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default.....................  In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and
                                                     payable per PLUS upon any acceleration of the PLUS shall  be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated using the Index
                                                     Closing Value as of the date of acceleration as the Final Index
                                                     Value.

                                                     If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the
                                                     Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may
                                                     conclusively rely, and to DTC of the cash amount due with
                                                     respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The Nasdaq-100 Index...............................  We have derived all information contained in this pricing supplement  regarding the Nasdaq-100 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such
                                                     information reflects the policies of, and is subject to change by,
                                                     Nasdaq.  The Nasdaq-100 Index was developed by Nasdaq and
                                                     is calculated, maintained and published by Nasdaq.  We make no representation or warranty as to the accuracy or completeness of such information.

                                                     The Nasdaq-100 Index was developed by Nasdaq, is determined, comprised and calculated by Nasdaq and was first published in
                                                     January 1985. The Nasdaq-100 Index is a modified
                                                     capitalization-weighted index of 100 of the largest
                                                     non-financial companies listed on the Nasdaq National Market tier of The Nasdaq Stock Market. The Nasdaq-100 Index
                                                     constitutes a broadly diversified segment of the largest
                                                     securities listed on The Nasdaq Stock Market and includes
                                                     companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index equals the aggregate value of the then-current Nasdaq-100 Index share weights of each of the Nasdaq-100 Index component securities, which are based on the total shares outstanding of each such
                                                     Nasdaq-100 Index component security, multiplied by each such security's respective last sale price on The Nasdaq Stock
                                                     Market, and divided by a scaling factor (the "divisor"), which becomes the basis for the reported Nasdaq-100 Index value. The divisor serves the purpose of scaling such aggregate value
                                                     (otherwise in the trillions) to a lower order of magnitude which is more desirable for Nasdaq-100 Index reporting
                                                     purposes.

                                                     To be eligible for inclusion in the Nasdaq-100 Index, a
                                                     security must be traded on the Nasdaq National Market tier of
                                                     The Nasdaq Stock Market and meet the other eligibility
                                                     criteria,
                                                     including the following: the security must be of a
                                                     non-financial company; only one class of security per issuer is allowed; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; the security must have "seasoned" on The Nasdaq Stock Market or another recognized market (generally a company is considered to be seasoned by Nasdaq if it has been listed on a market for at least two years; in the case of spin-offs, the operating
                                                     history of the spin-off will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the Nasdaq-100 Index by market capitalization for the six prior consecutive month ends, then a one-year
                                                     "seasoning" criteria would apply; if the security is of a
                                                     foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently
                                                     relied upon; and the issuer of the security may not have
                                                     entered into a definitive agreement or other arrangement which would result in the security no longer being listed on The
                                                     Nasdaq Stock Market within the next six months.

                                                     In addition, to be eligible for continued inclusion in the
                                                     Nasdaq-100 Index, the following criteria apply: the security must be listed on the Nasdaq National Market; the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the security must have an adjusted market capitalization equal to or
                                                     exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index at each month end. In the event a
                                                     company does not meet this criterion for two consecutive month ends, it will be removed from the Nasdaq-100 Index effective after the close of trading on the third Friday of the following month.

                                                     The securities in the Nasdaq-100 Index are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases,
                                                     conversions or other corporate actions. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes. If the change in total shares
                                                     outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the Nasdaq-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter. Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third
                                                     Friday in each of March, June, September and December. In
                                                     either case, the Nasdaq-100 Index share
                                                     weights for such Nasdaq-100 Index component securities are adjusted by the same percentage amount by which the total
                                                     shares outstanding have changed in such Nasdaq-100 Index
                                                     component securities.

                                                     Additionally, Nasdaq may periodically (ordinarily, several times per quarter) replace one or more component securities in the Nasdaq-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the
                                                     criteria for continued inclusion in the Nasdaq-100 Index.

                                                     The Nasdaq-100 Index share weights are also subject, in certain cases, to a rebalancing (see "Rebalancing of the Nasdaq-100
                                                     Index for Modified Capitalization-Weighted Methodology" below).

                                                     Ordinarily, whenever there is a change in the Nasdaq-100 Index share weights or a change in a component security included in the Nasdaq-100 Index, Nasdaq adjusts the divisor to assure that there is no discontinuity in the value of the Nasdaq-100 Index which might otherwise be caused by such change.

                                                     The table under "Historical Information" below shows the actual performance of the Nasdaq-100 Index for the period between
                                                     January 1, 1998 and June 23, 2003. Stock prices fluctuated widely during this period. The results shown should not be considered as a representation of the income yield or capital gain or loss that may be generated by the Nasdaq-100 Index in the future.

                                                     Annual Ranking Review

                                                     The Nasdaq-100 Index component securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, the "Annual Ranking
                                                     Review," as described below. Securities listed on The Nasdaq
                                                     Stock Market which meet the eligibility criteria described above are ranked by market value. Nasdaq-100 Index-eligible securities which are already in the Nasdaq-100 Index and which are in the top 150 eligible securities (based on market value)
                                                     are retained in the Nasdaq-100 Index provided that such
                                                     security was ranked in the top 100 eligible securities as of the previous year's ranking review. Securities not meeting such criteria are replaced. The replacement securities chosen are the largest market capitalization Nasdaq-100 Index-eligible securities not currently in the Nasdaq-100 Index. Generally, the list of annual additions and deletions is publicly
                                                     announced via a press release in the early part of December.
                                                     Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year a Nasdaq-100 Index component security is no longer traded on The Nasdaq Stock Market, or is otherwise determined by Nasdaq to become ineligible for
                                                     continued inclusion in the Nasdaq-100 Index, the security will be replaced with the largest market capitalization security not currently in the Nasdaq-100 Index and meeting the Nasdaq-100
                                                     Index eligibility criteria listed above.

                                                     Rebalancing of the Nasdaq-100 Index for Modified
                                                     Capitalization-Weighted Methodology

                                                     Effective after the close of trading on December 18, 1998, the
                                                     Nasdaq-100 Index has been calculated under a "modified
                                                     capitalization-weighted" methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the
                                                     Nasdaq-100 Index by a few large stocks); (3) reduce Nasdaq-100
                                                     Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the
                                                     smallest Nasdaq-100 Index component securities from necessary weight rebalancings.

                                                     Under the methodology employed, on a quarterly basis coinciding with Nasdaq's quarterly scheduled weight adjustment procedures described above, the Nasdaq-100 Index component securities are categorized as either "Large Stocks" or "Small Stocks"
                                                     depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate
                                                     actions) are greater than, or less than or equal to, the
                                                     average percentage weight in the Nasdaq-100 Index (i.e., as a
                                                     100-stock index, the average percentage weight in the
                                                     Nasdaq-100 Index is 1.0%).

                                                     Such quarterly examination will result in a Nasdaq-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization Nasdaq-100 Index component security must be less than or equal to 24.0% and (2)
                                                     the "collective weight" of those Nasdaq-100 Index component securities whose individual current weights are in excess of
                                                     4.5%, when added together, must be less than or equal to 48.0%.
                                                     In addition, Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the
                                                     Nasdaq-100 Index.

                                                     If either one or both of these weight distribution requirements are not met upon quarterly review or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan. First,
                                                     relating to weight distribution requirement (1) above, if the current weight of the single largest Nasdaq-100 Index component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest Nasdaq-100 Index
                                                     Security
                                                     to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those Nasdaq-100 Index component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their "collective weight" exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards
                                                     1.0% by just enough for the "collective weight," so adjusted, to be set to 40.0%.

                                                     The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be
                                                     redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small
                                                     Stock will be scaled upwards by a factor which sets it equal to the average Nasdaq-100 Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock's relative ranking among the Small Stocks such that the smaller the
                                                     Nasdaq-100 Index component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest
                                                     component securities in the Nasdaq-100 Index.

                                                     In the second iteration, the weight of the second largest Small
                                                     Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining
                                                     Small Stocks will be scaled up by this same factor reduced in relation to each stock's relative ranking among the Small
                                                     Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

                                                     Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from
                                                     rebalancing in accordance with weight distribution requirement
                                                     (1) and/or weight distribution requirement (2).

                                                     Then, to complete the rebalancing procedure, once the final percent weights of each Nasdaq-100 Index Security are set, the
                                                     Nasdaq-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the
                                                     Nasdaq-100 Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in
                                                     March, June, September, and December. Changes to the Nasdaq-100
                                                     Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and
                                                     December and an adjustment to the Nasdaq-100 Index divisor will be made to ensure continuity of the Nasdaq-100 Index.

                                                     Ordinarily, new rebalanced weights will be determined by
                                                     applying the above procedures to the current Nasdaq-100 Index share weights. However, Nasdaq may from time to time
                                                     determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the Nasdaq-100 Index components. In such instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

                                                     In this pricing supplement, unless the context requires
                                                     otherwise, references to the Nasdaq-100 Index will include any
                                                     Successor Index and references to Nasdaq will include any
                                                     successor to The Nasdaq Stock Market.

Discontinuance of the Nasdaq-100 Index;
Alteration of Method of Calculation................  If Nasdaq discontinues publication of the Nasdaq-100 Index and
                                                     Nasdaq or another entity publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Nasdaq-
                                                     100 Index (such index being referred to herein as a "Successor
                                                     Index"), then any subsequent Index Closing Value will be
                                                     determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the NYSE, the AMEX, the Nasdaq National Market or the
                                                     relevant exchange or market for the Successor Index on the date that any Index Closing Value is to be determined.

                                                     Upon any selection by the Calculation Agent of a Successor
                                                     Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the PLUS, within three Trading Days of such
                                                     selection. We expect that such notice will be passed on to you, as a beneficial owner of the PLUS, in accordance with the
                                                     standard rules and procedures of DTC and its direct and
                                                     indirect participants.

                                                     If Nasdaq discontinues publication of the Nasdaq-100 Index prior to, and such discontinuance is continuing on, the date that any Index Closing Value is to be determined and MS & Co., as the Calculation Agent, determines that no Successor Index is available at such time, then, on such date, the Calculation
                                                     Agent will determine the Index Closing Value in accordance with the formula for calculating the Nasdaq-100 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially
                                                     suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the
                                                     Nasdaq-100 Index on the Relevant Exchange. Notwithstanding
                                                     these alternative arrangements, discontinuance of the
                                                     publication of the Nasdaq-100 Index may adversely affect the value of the PLUS.

                                                     If at any time the method of calculating the Nasdaq-100 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Nasdaq-100 Index or a Successor
                                                     Index is in any other way modified so that such index does not, in the
                                                     opinion of MS & Co., as the Calculation Agent, fairly represent the value of the Nasdaq-100 Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index
                                                     Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation
                                                     Agent, may be necessary in order to arrive at a value of a stock index comparable to the Nasdaq-100 Index or such
                                                     Successor Index, as the case may be, as if such changes or modifications had not been made, and determine the Final Index
                                                     Value with reference to the Nasdaq-100 Index or such Successor
                                                     Index, as adjusted. Accordingly, if the method of calculating the Nasdaq-100 Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the Nasdaq-100 Index or such
                                                     Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Historical Information.............................  The following table sets forth the high and low Index Closing
                                                     Values, as well as end-of-quarter Index Closing Values, of the
                                                     Nasdaq-100 Index for each quarter in the period from January 1,
                                                     1998 through June 23, 2003.  The Index Closing Value on June
                                                     23, 2003 was 1200.17.  We obtained the information in the table below from Bloomberg Financial Markets, and we believe such information to be accurate.

                                                     The value of the Nasdaq-100 Index may decrease so that you will receive a payment at maturity that is less than the principal amount of the PLUS. We cannot give you any assurance that the value of the Nasdaq-100 Index will increase so that at maturity you will receive a payment in excess of the principal amount of the PLUS. Nor can we give you any assurance that the value of the Nasdaq-100 Index will not increase beyond 118% of the
                                                     Initial Index Value, in which case you will only receive the
                                                     Maximum Payment at Maturity. Because your return is linked to the value of the Nasdaq-100 Index at maturity, there is no guaranteed return of principal.

                                                     If the Final Index Value is less than the Initial Index Value, you will lose money on your investment.

                                                                                                           Period
                                                                                 High          Low           End
                                                                                -------       ------       -------
                                                     1998:
                                                      First Quarter......       1220.66        956.19      1220.66
                                                      Second Quarter.....       1339.71       1163.98      1337.34
                                                      Third Quarter......       1465.89       1140.34      1345.48
                                                      Fourth Quarter.....       1836.01       1128.88      1836.01

                                                     1999:
                                                      First Quarter......       2144.66       1854.39      2106.39
                                                      Second Quarter.....       2296.77       1967.84      2296.77
                                                      Third Quarter......       2545.41       2163.77      2407.90
                                                      Fourth Quarter.....       3707.83       2362.11      3707.83

                                                                                                           Period
                                                                                 High          Low           End
                                                                                -------       ------       -------
                                                     2000:
                                                      First Quarter......       4704.73       3340.81      4397.84
                                                      Second Quarter ....       4291.53       3023.42      3763.79
                                                      Third Quarter......       4099.30       3477.31      3570.61
                                                      Fourth Quarter.....       3457.97       2210.32      2341.70
                                                     2001:
                                                      First Quarter......       2730.05       1563.14      1573.25
                                                      Second Quarter ....       2052.57       1370.75      1830.19
                                                      Third Quarter......       1827.07       1126.95      1168.37
                                                      Fourth Quarter.....       1720.91       1151.24      1577.05
                                                     2002:
                                                      First Quarter......       1675.03       1348.25      1452.81
                                                      Second Quarter ....       1478.52       1022.74      1051.41
                                                      Third Quarter......       1060.89        832.52       832.52
                                                      Fourth Quarter.....       1127.06        804.64       984.36
                                                     2003:
                                                      First Quarter......       1094.87        951.90      1018.66
                                                      Second Quarter
                                                        (through June 23,
                                                         2003)...........       1247.90       1022.63      1200.17


Use of Proceeds and Hedging........................  The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the PLUS.  See also "Use of Proceeds" in the accompanying prospectus.

                                                     On or prior to the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the PLUS by taking positions in exchange traded funds on the Nasdaq-100 Index. Such purchase activity could potentially have increased the level of the Nasdaq-100 Index, and, therefore, the level at which the Nasdaq-100 Index must close before you would receive at maturity a payment that
                                                     exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the stocks underlying the Nasdaq-100 Index, futures or options contracts on the Nasdaq-100 Index or its component stocks
                                                     listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Index Valuation Date.
                                                     We cannot give any assurance that our hedging activities will not affect the value of the Nasdaq-100 Index and, therefore, adversely affect the value of the PLUS or the payment that you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution...............................  Under the terms and subject to the conditions contained in the
                                                     U.S. distribution agreement referred to in the prospectus
                                                     supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement.  The Agent proposes
                                                     initially to offer the PLUS directly to the public at the
                                                     public offering price set forth on the cover page of this
                                                     pricing supplement plus accrued interest, if any, from the
                                                     Original Issue Date. The Agent may allow a concession not in excess of 1.5% of the principal amount of the PLUS to other dealers, which may include Morgan Stanley & Co. International
                                                     Limited and Bank Morgan Stanley AG. We expect to deliver the
                                                     PLUS against payment therefor in New York, New York on June 26,
                                                     2003. After the initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                                                     In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS or the level of the Nasdaq-100
                                                     Index. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering or may sell individual stocks underlying the Nasdaq-100 Index it does not own, creating a naked short position in the PLUS or the individual stocks underlying the Nasdaq-100 Index,
                                                     respectively, for its own account. The Agent must close out any naked short position by purchasing the PLUS or the individual stocks underlying the Nasdaq-100 Index in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS or the individual stocks underlying the Nasdaq-100
                                                     Index in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS or the individual stocks underlying the
                                                     Nasdaq-100 Index in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS.
                                                     The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of
                                                     Proceeds and Hedging" above.

                                                     General

                                                     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or
                                                     possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or
                                                     distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering
                                                     material relating to the PLUS, may be made in or from any
                                                     jurisdiction except in circumstances which will result in
                                                     compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                                     The Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus
                                                     supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or
                                                     obtaining any required consent, approval or permission.

                                                     Brazil

                                                     The PLUS may not be offered or sold to the public in Brazil.
                                                     Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                                     Chile

                                                     The PLUS have not been registered with the Superintendencia de
                                                     Valores y Seguros in Chile and may not be offered or sold
                                                     publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from
                                                     Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                                     Hong Kong

                                                     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.
                                                     32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside
                                                     Hong Kong or only to "professional investors" within the
                                                     meaning of the Securities and Futures Ordinance (Cap. 571) of
                                                     Hong Kong and any rules made thereunder.

                                                     Mexico

                                                     The PLUS have not been registered with the National Registry of
                                                     Securities maintained by the Mexican National Banking and
                                                     Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying
                                                     prospectus supplement and prospectus may not be publicly
                                                     distributed in Mexico.

                                                     Singapore

                                                     This pricing supplement and the accompanying prospectus
                                                     supplement and prospectus have not been registered as a
                                                     prospectus with the Monetary Authority of Singapore.
                                                     Accordingly, this pricing supplement and the accompanying
                                                     prospectus supplement and prospectus and any other document or material used in connection with the offer or sale, or
                                                     invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in
                                                     Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

License Agreement between The Nasdaq
Stock Market, Inc. and Morgan Stanley..............  Nasdaq and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Nasdaq-100 Index, which is owned and published by Nasdaq, in connection with securities, including the PLUS.

                                                     The license agreement between Nasdaq and Morgan Stanley
                                                     provides that the following language must be set forth in this pricing supplement:

                                                     The PLUS are not sponsored, endorsed, sold or promoted by The
                                                     Nasdaq Stock Market, Inc. (including its affiliates) (Nasdaq, with its affiliates, are referred to as the "Corporations").
                                                     The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the PLUS. The Corporations make no representation or warranty, express or implied, to the holders of the PLUS or any member of the public regarding the advisability of
                                                     investing in securities generally or in the PLUS particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. The Corporations' only relationship to us
                                                     (the "Licensee") is in the licensing of the Nasdaq-100,
                                                     Nasdaq-100 Index and Nasdaq trademarks or service marks and certain trade names of the Corporations and the
                                                     use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to the Licensee or the
                                                     PLUS. Nasdaq has no obligation to take the needs of the
                                                     Licensee or the owners of the PLUS into consideration in
                                                     determining, composing or calculating the Nasdaq-100 Index. The
                                                     Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash.
                                                     The Corporations have no liability in connection with the
                                                     administration, marketing or trading of the PLUS.

                                                     THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR
                                                     UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA
                                                     INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR
                                                     IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS
                                                     OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE
                                                     NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS
                                                     MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM
                                                     ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
                                                     PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA
                                                     INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO
                                                     EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST
                                                     PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR
                                                     CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF
                                                     SUCH DAMAGES.

                                                     "Nasdaq," "Nasdaq-100" and "Nasdaq-100 Index" are trademarks of
                                                     The Nasdaq Stock Market, Inc. and have been licensed for use by
                                                     Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies............................  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security
                                                     Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the
                                                     PLUS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                     In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean
                                                     Witter Reynolds Inc.) ("MSDWI"), may each be considered a
                                                     "party in interest" within the meaning of ERISA, or a
                                                     "disqualified person" within the meaning of the Internal
                                                     Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and
                                                     Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the
                                                     Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                                     The U.S. Department of Labor has issued five prohibited
                                                     transaction class exemptions ("PTCEs") that may provide
                                                     exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain
                                                     transactions involving insurance company general accounts),
                                                     PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions
                                                     involving insurance company separate accounts) and PTCE 84-14
                                                     (for certain transactions determined by independent qualified asset managers).

                                                     Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased or held by any
                                                     Plan, any entity whose underlying assets include "plan assets"
                                                     by reason of any Plan's investment in the entity (a "Plan Asset
                                                     Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60,
                                                     91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary
                                                     purchasing on behalf of a Plan, or investor in the PLUS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either
                                                     (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                                     Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is
                                                     particularly important that fiduciaries or other persons
                                                     considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60,
                                                     91-38, 90-1 or 84-14.

                                                     Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are
                                                     nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the PLUS.

                                                     Purchasers of the PLUS have exclusive responsibility for
                                                     ensuring that their purchase and holding of the PLUS do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income Taxation..............  The following summary is based on the advice of Davis Polk &
                                                     Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the PLUS that (i)
                                                     purchase the PLUS at their Issue Price and (ii) will hold the
                                                     PLUS as capital assets within the meaning of Section 1221 of the
                                                     Code.  This summary is based on the Code, administrative
                                                     pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which
                                                     subsequent to the date of this pricing supplement may affect the tax consequences described herein.  This summary does not
                                                     address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers in options or securities, or persons who hold the PLUS as part of a hedging transaction, straddle, conversion or other integrated transaction).  As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and
                                                     complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                                     General

                                                     Pursuant to the terms of the PLUS, we and every investor in the
                                                     PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PLUS for all tax purposes as a single financial contract with respect to the

                                                     Nasdaq-100 Index that (1) requires the investor to pay us at inception an amount equal to the purchase price of the PLUS and
                                                     (2) entitles the investor to receive at maturity an amount in cash based upon the performance of the Nasdaq-100 Index. The characterization of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the
                                                     characterization of the PLUS (or of similar instruments) for
                                                     U.S. federal income tax purposes, and no ruling is being
                                                     requested from the IRS with respect to their proper
                                                     characterization and treatment. Due to the absence of
                                                     authorities that directly address the PLUS (or similar
                                                     instruments), Tax Counsel is unable to render an opinion as to their proper characterization for U.S. federal income tax
                                                     purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are not certain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax
                                                     consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the
                                                     following discussion is based on the characterization described above.

                                                     U.S. Holders

                                                     As used herein, the term "U.S. Holder" means a beneficial owner of PLUS that for U.S. federal income tax purposes is:

                                                     o    a citizen or resident of the United States;
                                                     o    a corporation, or other entity taxable as a corporation,
                                                          created or organized under the laws of the United States or any political subdivision thereof; or
                                                     o    an estate or trust the income of which is subject to United
                                                          States federal income taxation regardless of its source.

                                                     Tax Treatment of the PLUS

                                                     Tax basis.  A U.S. Holder's tax basis in the PLUS will equal the amount paid by the U.S. Holder to acquire the PLUS.

                                                     Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the PLUS.

                                                     Sale or exchange of the PLUS. Upon a sale or exchange of the
                                                     PLUS prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S.
                                                     Holder's tax basis in the PLUS sold or exchanged. This gain or loss will
                                                     generally be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year at the time of
                                                     disposition.

                                                     Possible Alternative Tax Treatments of an Investment in the
                                                     PLUS

                                                     Due to the absence of authorities that directly address the proper tax treatment of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax
                                                     consequences of owning PLUS under Treasury regulations
                                                     governing contingent payment debt instruments (the "Contingent
                                                     Payment Regulations").

                                                     If the IRS were successful in asserting that the Contingent
                                                     Payment Regulations applied to the PLUS, the timing and
                                                     character of income thereon would be significantly affected.
                                                     Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                                     Even if the Contingent Payment Regulations do not apply to the
                                                     PLUS, other alternative federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue
                                                     interest income or original issue discount on a current basis.
                                                     Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                                                     Backup Withholding and Information Reporting

                                                     A U.S. Holder of the PLUS may be subject to information
                                                     reporting and to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification
                                                     number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                                                     Non-U.S. Holders

                                                     The discussion under this heading applies to you only if you are a "Non-U.S. Holder." This discussion does not describe all of the U.S. federal income tax consequences that may be
                                                     relevant to an investor in light of its particular
                                                     circumstances or to investors that are subject to special
                                                     rules, such as Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax or for whom income or gain in respect of the PLUS are
                                                     effectively connected with a trade or business in the United
                                                     States.

                                                     A Non-U.S. Holder is a beneficial owner of PLUS that for U.S.
                                                     federal income tax purposes is:

                                                     o  a nonresident alien individual;

                                                     o  a foreign corporation; or

                                                     o  a foreign trust or estate.

                                                     A Non-U.S. Holder of the PLUS will not be subject to U.S.
                                                     federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder, except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to
                                                     U.S. federal income tax if such Non-U.S. Holder is a
                                                     non-resident alien individual and is present in the United
                                                     States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other
                                                     conditions are satisfied.

                                                     Information returns may be filed with the U.S. Internal Revenue
                                                     Service (the "IRS") in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder will be subject to backup withholding in respect of amounts paid to the
                                                     Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a
                                                     U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under
                                                     penalties of perjury, that such Non-U.S. Holder is not a U.S.
                                                     person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S.
                                                     federal income tax liability and may entitle the Non-U.S.
                                                     Holder to a refund, provided that the required information is furnished to the IRS.

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